Exhibit 32



                                                                  EXECUTION COPY


                          SECURITY AGREEMENT NOVATION


THIS AGREEMENT is dated 8 March, 2004 and made between:

(1) PACIFIC CENTURY REGIONAL DEVELOPMENTS LIMITED, a company incorporated under the laws of Singapore whose registered office is at 6 Battery Road, #38-02, Singapore 049909, Singapore ("PCRD");

(2) INTEL CAPITAL CORPORATION, a company incorporated under the laws of the Cayman Islands whose registered office is at c/o Caledonian Bank and Trust Co., Ltd., Caledonian House, George Town, Grand Cayman, Cayman Islands ("ICC");

(3) INTEL PACIFIC, INC., a company incorporated under the laws of the state of Delaware, USA whose registered office is at 2200 Mission College Blvd, Santa Clara, California 95052-8119, USA ("IPI");

(4) The company of which details are given in part 1 of the Schedule ("Purchaser"); and

(5) The company of which details are given in part 2 of the Schedule ("New Trustee").


WHEREAS:-

(A) PCRD, ICC and IPI are the Assignor, Securities Borrower and Security Trustee respectively under a security agreement dated 14 January, 2002 ("Security Agreement") and PCRD and IPI are the Issuer and Security Trustee respectively under a share charge agreement dated 14th January, 2002 ("Share Charge Agreement"), a copy of each of which agreements is annexed hereto and initialled by the parties for the purposes of identification.

(B) Purchaser, ICC, IPI and New Trustee have entered into a conditional sale and purchase agreement dated March, 2004 ("SPA") for the sale of the Bonds by ICC to Purchaser.

(C) ICC wishes to assign its obligations under the Securities Lending Agreement to the Purchaser pursuant to Clause 14 thereof and this Agreement is entered into in connection with the novation of the Securities Lending Agreement pursuant to an agreement dated March, 2004 ("SLA Novation") between ICC, PCRD and Purchaser.

(D) IPI wishes to appoint New Trustee as the new Security Trustee under the Security Agreement and the Share Charge Agreement in place of IPI, pursuant to IPI's power of appointment as existing Security Trustee in paragraph 5.1 of Schedule 1 of the Security Agreement and, for the avoidance of doubt, to assign all of the benefit of respectively the Security Agreement and the Share Charge Agreement to New Trustee pursuant to Clause 23.1 of the Security Agreement and Clause 17.1 of the Share Charge Agreement.

(E) ICC holds 100% of the Bonds and has given its approval to the appointment of New Trustee as the new Security Trustee under the Security Agreement in place of IPI, by letter to IPI dated March, 2004, as holder of all the Bonds and as Securities Borrower.

(F)    New Trustee is a financial institution of recognised standing.

(G) ICC, PCRD and Purchaser have on the date hereof entered into a novation of the Securities Lending Agreement pursuant to Clause 14 thereof whereby it has been agreed that Purchaser shall be substituted as Borrower (as defined in the Securities Lending Agreement) in place of ICC in the Securities Lending Agreement with the effect inter alia that the rights and obligations of the Borrower under the Securities Lending Agreement are assigned to Purchaser.

(H) Pursuant to Clause 23.3 of the Security Agreement and Clause 17.3 of the Share Charge Agreement, IPI has required that this Agreement be entered into in connection with the SLA Novation.

(I) This Agreement is supplemental to the Security Agreement and the Share Charge Agreement.


NOW THEREFORE IT IS HEREBY AGREED as follows:-

1.     Interpretation

       Unless the context otherwise requires, words and expressions used in this Agreement shall have the meaning ascribed to them in the Security Agreement.


2.     Appointment of new Security Trustee and assignment of benefit

       IPI hereby appoints, and PCRD agrees to the appointment of, New Trustee as Security Trustee in place of IPI under the Security Agreement, the Share Charge Agreement and any other Security Interest it holds in respect of the Secured Obligations, to be effective simultaneously with the novation and release referred to in Clause 3 below. IPI assigns absolutely to the New Trustee the whole of the benefit of the Security Agreement, the Share Charge Agreement and any other Security Interest it holds in respect of the Secured Obligations and PCRD and ICC acknowledge receipt of notice of such assignment by entering into this Agreement,


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


       such assignment and acknowledgement to be effective simultaneously with the novation and release referred to in Clause 3 below.


3.     Novation and Release

3.1    (a)    Without prejudice to Clauses 2 and 3.2, PCRD, Purchaser and
              New Trustee agree and undertake with each other that (i) PCRD, Purchaser and New Trustee shall perform and be bound by the terms and conditions of the Security Agreement on the basis that Purchaser replaces ICC as Securities Borrower thereunder and New
              Trustee replaces IPI as Securities Trustee thereunder and (ii)
              PCRD and New Trustee shall perform and be bound by the terms and conditions of the Share Charge Agreement on the basis that the New Trustee replaces IPI as Security Trustee thereunder; and

       (b) (i) PCRD releases and discharges ICC from all liabilities and obligations arising in favour of or owed to PCRD by ICC under the Security Agreement as Securities Borrower and PCRD releases and discharges IPI from further obligations arising in favour of or owed to PCRD by IPI under the Security Agreement and the Share Charge Agreement as Security Trustee and (ii) ICC and IPI release and discharge PCRD from all liabilities and obligations arising in favour of or owed to them, and the security in their favour created, by PCRD under the Security Agreement and the Share Charge Agreement provided that (01) such releases and discharges shall not affect any of the parties' respective rights accruing due and/or obligations to be performed before the Effective Time and (02) the releases and discharges under Clause 3.1(b)(ii) shall not in any way prejudice the security created in favour of the New Trustee pursuant to this Agreement, in each case with effect from the Effective Time referred to in Clause 4 below and with intent inter alia that Purchaser and New Trustee should receive and assume as at and from that time all outstanding rights and obligations of the Securities Borrower and Security Trustee, respectively, under the Security Agreement and the Share Charge Agreement. At the Effective Time IPI shall transfer to New Trustee all Security Shares (as defined in the Share Charge Agreement) then held by it. PCRD acknowledges and agrees that it shall have no rights of any nature against Purchaser in respect of or in connection with any and all liabilities and obligations whatsoever, under the Security Agreement, which arise prior to the Effective Time and PCRD acknowledges and agrees that it shall have no rights of any nature against New Trustee under this Agreement, the Security Agreement and the Share Charge Agreement in respect of or in connection with any and all obligations whatsoever, which arise prior to the Effective Time. ICC acknowledges and agrees that it shall remain liable for its obligations as Securities Borrower under the Security Agreement which arise prior to the Effective Time and IPI acknowledges and agrees that it shall remain liable for its obligations as Security Trustee under


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


       the Security Agreement and the Share Charge Agreement which arise prior to the Effective Time.

3.2 For the avoidance of doubt and for the purposes of giving effect to the novation contained in Clause 3.1 and without prejudice to any other provision of this Agreement and with effect from the Effective Time:

       (a) as a continuing security for the payment, performance and discharge of the Secured Obligations, PCRD hereby:

              (i) mortgages and assigns and agrees to mortgage and assign absolutely to the New Trustee all of its right, title, benefit and interest (but for the avoidance of doubt, none of its obligations) in, to and under Clause 6 ("Redelivery of Equivalent Securities") of the Securities Lending Agreement (as novated pursuant to the SLA Novation) and all rights and powers (but for the avoidance of doubt, no obligations) incidental or ancillary to its right, title, and interest in to and under Clause 6 of the Securities Lending Agreement (as novated pursuant to the SLA Novation), including, without limitation, rights and powers under Clauses 5, 10.1 and
                      10.2 of the Securities Lending Agreement (as novated pursuant to the SLA Novation); and

              (ii) mortgages and agrees to mortgage to the New Trustee all of its right, title, benefit and interest in, to and under all shares, warrants, cash and other securities and property to be delivered to PCRD or any relevant assignee by the Purchaser pursuant to Clause 6.5 of the Securities Lending Agreement (as novated pursuant to the SLA Novation);

       (b) PCRD as beneficial owner hereby assigns and transfers absolutely by way of first fixed legal mortgage and agrees to mortgage to the New Trustee for and on behalf of the Beneficiaries as a continuing security for the discharge of the Secured Obligations:

              (i) the Original Shares (as defined in the Share Charge Agreement, as novated and amended by this Agreement);

              (ii) any Additional Security Shares (as defined in the Share Charge Agreement, as novated and amended by this Agreement);

              (iii) any other securities which PCRD may, with the prior written unanimous consent of the Beneficiaries, from time to time substitute for all or any of the Original Shares (as so defined) or Additional Security Shares (as so defined);

              (iv) all other securities and all rights, monies (excluding dividends other than the issue of shares paid up by way of bonus or other capitalisation


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


                      of profits or reserves and/or share premium account) and property whatsoever which may from time to time at any time be derived from, accrue on or be offered in respect of the Original Shares (as so defined), the Additional Security Shares (as so defined) or the other securities referred to in Clause 2(a)(iii) whether by way of redemption, exchange, conversion, rights, bonus, capital reorganisation or otherwise; and

              (v) any cash paid to the New Trustee pursuant to Condition 8 of the Conditions (as supplemented from time to time and amended by the Fourth Supplemental Deed Poll); and

       (c) all the representations, covenants, provisions, protections and powers as between the parties thereto contained in or subsisting under the Security Agreement and the Share Charge Agreement shall also be applicable to the security created by Clauses 3.1(a) and
              (b) respectively and for securing the payment, and for protecting, enforcing and defining the rights of PCRD, the Purchaser and the New Trustee in respect, of the Secured Obligations, mutatis mutandis.


4.     Effective Time

       The Effective Time shall be the time of registration of Purchaser by PCRD as owner of the Bonds and issuance by PCRD of Certificates for the Bonds to the Purchaser (which actions PCRD shall effect at the same time) at which time the novation and release hereunder and novation and releases of certain other Transaction Documents shall take effect simultaneously.


5.     Consequential amendments to the Security Agreement

       With effect from the Effective Time the Security Agreement shall be deemed to be amended by:

       (a)    deleting Clause 4.3 and Clause 26.5 in their entirety.

       (b) replacing each reference to the words "Intel Capital Corporation" in Schedule 2 to Schedule 5 (inclusive) with the words "the Securities Borrower under the Agreement (as defined below)".


6.     Consequential amendment to the Share Charge Agreement

       With effect from the Effective Time the Share Charge Agreement shall be deemed to be amended by deleting Clause 21.5 in its entirety.


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


7.     New Trustee

       The New Trustee warrants, represents and undertakes to ICC and PCRD that it is a financial institution of recognised standing and is carrying on the business described in part 2 of the Schedule.


8.     Change to Notice Provisions and Agent for Service

       At the Effective Time the address for notice of the Securities Borrower and the Securities Trustee in Clause 22.1 of the Security Agreement and clause 13.1 of the Share Charge Agreement shall be deemed changed to the address of the Purchaser and the address of the New Trustee specified in parts 1 and 2 of the Schedule and the identity and address of the agents for service of process in Hong Kong in Clauses 28.5 and 28.6 of the Security Agreement and Clauses 19.3 and 19.4 of the Share Charge Agreement shall be deemed changed to those specified in part 3 of the Schedule.


9.     Documents remain binding

       Save as amended, supplemented, novated and/or otherwise modified by this Agreement, the Security Agreement and the Share Charge Agreement shall remain in full force and effect and continue to be binding on PCRD, Purchaser and New Trustee as the case may be.


10.    Severance

       If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement shall, however, thereafter be amended by the parties in such reasonable manner as they consider appropriate so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.


11.    Governing Law

       This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and each party hereto submits to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claims or matter arising under this Agreement.


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


                                                                  EXECUTION COPY



                                    SCHEDULE

                                     Part 1


Purchaser:                   Lehman Brothers Commercial Corporation Asia Limited

Registered Office            Level 38, One Pacific Place
                             88 Queensway
                             Hong Kong



                               Part 2

New Trustee:                 Lehman Brothers Asia Limited

Registered Office            Level 3701-3, 3710-12, Level 37 and Level 38
                             One Pacific Place
                             88 Queensway, Hong Kong



                               Part 3

Agent for Service:           Lehman Brothers Asia Limited

Address:                     Level 3701-3, 3710-12, Level 37 and Level 38
                             One Pacific Place
                             88 Queensway, Hong Kong

Attn.:                       Teresa Chan

Fax No.:                     852-2869-3690



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








The COMMON SEAL of                                  )
PCRD                                                )
was hereunto affixed                                )
in the presence of:-                                )

                                                    -------------------------
                                                    Director




                                                    -------------------------
                                                    Director/Secretary







   SIGNATURE PAGE FOR SECURITY AGREEMENT NOVATION RELATING TO US$100,000,000
                     SECURED REDEEMABLE EXCHANGEABLE BONDS
              DUE 2006 TO 2007 ISSUED BY PACIFIC CENTURY REGIONAL
                             DEVELOPMENTS LIMITED







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


Signed by                                           )
                                                    )
duly authorised for and on                          )
behalf of ICC                                       )
in the presence of:-                                )






Signed by                                           )
                                                    )
duly authorised for and on                          )
behalf of IPI                                       )
in the presence of:-                                )
















   SIGNATURE PAGE FOR SECURITY AGREEMENT NOVATION RELATING TO US$100,000,000
                     SECURED REDEEMABLE EXCHANGEABLE BONDS
              DUE 2006 TO 2007 ISSUED BY PACIFIC CENTURY REGIONAL
                             DEVELOPMENTS LIMITED



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






Signed by                                           )
                                                    )
duly authorised for and on                          )
behalf of Purchaser                                 )
in the presence of:-                                )







Signed by                                           )
                                                    )
duly authorised for and on                          )
behalf of New Trustee                               )
in the presence of:-                                )


















   SIGNATURE PAGE FOR SECURITY AGREEMENT NOVATION RELATING TO US$100,000,000
                     SECURED REDEEMABLE EXCHANGEABLE BONDS
              DUE 2006 TO 2007 ISSUED BY PACIFIC CENTURY REGIONAL
                             DEVELOPMENTS LIMITED


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